Exhibit 10.18
FORM OF AUTONATION, INC.
RETENTION RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS RETENTION RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is entered into as of November 1, 2021 (the “Date of Grant”), by and between the Company and          (the “Executive”) who accepts the Award of Restricted Stock Units (the “RSUs”) made hereby, and agrees to be bound by this Agreement.
RECITALS
A.    The Company has established the AutoNation, Inc. 2017 Employee Equity and Incentive Plan (the “Plan”) in order to provide valued employees of the Company incentives to create and maintain long-term stockholder value; and
B.    The Compensation Committee of the Board of Directors of the Company has approved a grant to the Executive of RSUs, as an incentive to remain employed by the Company during the vesting period applicable to the RSUs, on the terms and conditions set forth in this Agreement.
TERMS OF AGREEMENT
NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:
1.    Definitions and Schedules. All capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Plan. In addition, terms in respect of this Award that are not addressed in this Agreement shall be set forth on Schedule 1 attached hereto.
2.    Award of RSUs Pursuant to Plan. Subject to the terms and conditions, including the restrictions and risk of forfeiture, set forth herein and in the Plan, the Executive is hereby granted under the Plan, as of the Date of Grant, an Award of RSUs, the number of which is set forth for the Participant on the Schedule attached hereto.
3.    Number of Shares. The Company will establish a bookkeeping account to reflect the number of shares of Stock that are subject to the Executive’s Award. The Executive shall not be deemed to be the holder of, or to have any of the rights of a stockholder with respect to, any shares of Stock subject to the Executive’s Award unless and until the shares have been delivered in accordance with Section 7 of this Agreement.
4.    Vesting. Except as otherwise provided in Section 5 of this Agreement or in the Plan, the RSUs shall become vested on the applicable vesting date set forth on Schedule 1, subject to the Executive’s continued employment with the Company, its Subsidiaries or its Affiliates, through such vesting date. If the Performance Goal set forth on Schedule 1 is not achieved, the RSUs shall be immediately forfeited.
5.    Termination of Employment. Except as set forth in this Section 5 or as may otherwise be provided in a written employment agreement with the Executive (if applicable), upon the Executive’s termination of employment for any reason, any RSUs that have not become vested in accordance with Schedule 1 shall be immediately forfeited. Notwithstanding anything contained herein or in the Plan to the contrary, the provisions regarding acceleration of vesting upon termination of employment by reason of “Retirement” set forth in the Plan shall not apply with respect to this Award. Notwithstanding the foregoing, the following provisions shall apply to the Award:
(a)Termination of Employment for Cause. Upon the termination of the Executive’s employment for Cause by the Company, its Subsidiaries or its Affiliates, this Agreement shall terminate and all rights of the Executive with respect to all RSUs that have not been settled shall immediately terminate. The RSUs shall be forfeited without payment of any consideration, and neither the Executive nor any of the Executive’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such RSUs.
(b)Qualifying Termination of Employment.
(i)Death. Upon the termination of the Executive’s employment with the Company, its Subsidiaries or its Affiliates thereof on account of death, the Executive shall immediately vest in full in the RSUs.
(ii)Termination of Employment without Cause or Resignation with Good Reason; Disability. Upon the termination of the Executive’s employment with the Company, its Subsidiaries or its Affiliates thereof (i) without Cause (as defined on Appendix A attached hereto) or upon the Executive’s resignation from the Company, its Subsidiaries or its Affiliates thereof with Good Reason (as defined on Appendix A attached hereto) or (ii) due to Disability (as defined on Appendix A attached hereto), the Executive shall continue to vest (as if the Executive’s employment had not been terminated) in the RSUs as set forth on Schedule 1 and the immediately following sentence. The RSUs shall continue to vest only if the Executive fully complies with the restrictive covenants set forth in Sections 9 and 10 of this Agreement in addition to any non-compete, non-disparagement, confidentiality and other restrictive covenants set forth in any other agreement entered into between the Executive and the Company or its Subsidiaries or its Affiliates from time to time (including, but not limited to any Restrictive Covenants and Confidentiality Agreement entered into between the Executive and the Company) determined, notwithstanding the time periods set forth therein, as if all such restrictive covenants applied at all times while the Award is outstanding. The Board shall determine whether the Executive has complied with such restrictive covenants. Any portion of the RSUs that does not vest in accordance with the foregoing shall automatically be forfeited.
6.    Dividend Equivalents. On each date on which a dividend is paid with respect to shares of Stock, dividend equivalents shall be credited hereunder in respect of the shares subject to the Award. Such dividend equivalents shall be credited as a number of additional RSUs equal to (i) the aggregate amount or value of the dividends paid with respect to that number of shares equal to the number of shares subject to such Award on the record date of such dividend, divided by (ii) the Fair Market Value per share on the payment date for such dividend. Such additional RSUs shall be subject to all the terms and conditions of this Agreement and shall vest at the same time that the related Award vests, and the shares subject to such additional RSUs shall be distributed only upon the distribution of the underlying shares with respect to which the dividend equivalents were granted.
7.    Payment. The Company shall deliver to the Executive either, in its sole and absolute discretion (a) a number of shares of Stock equal to the number of vested shares subject to the RSU Award, including dividend equivalents credited with respect to such shares, or (b) an amount of cash equal to the Fair Market Value of such shares on the date of the distribution, in either case, on or as soon as administratively practical following the date of vesting of the applicable portion of the total RSUs pursuant to the terms hereof (and in all events within seventy-five (75) days of the vesting date to the extent necessary to determine whether the Performance Goal has been achieved and otherwise within thirty (30) days of the vesting date).
8.    Executive Bound by Terms of Plan. The Executive hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms, conditions and provisions thereof.
9.    Restrictive Covenants. The Executive hereby acknowledges that the Company is as of the date hereof engaged primarily in the sale, leasing, financing and servicing of new and used vehicles, as well as the provision of related services and products, such as the sale of parts and accessories, extended service contracts, aftermarket automotive products and collision repair services (the “Auto Business”). The Executive further acknowledges that: (i) the Company may engage in additional related businesses or in separate and distinct businesses from time to time, (ii) the Company currently engages in its businesses by means of traditional retail establishments, the Internet and otherwise and the Company may in the future engage in its businesses by alternative means, and (iii) the Executive’s position with the Company is such that he will be privy to specific trade secrets, confidential information, confidential business lists, confidential records, customer goodwill, specialized training and employees, any or all of which have great and competitive value to the Company. The Executive hereby agrees that, during the Executive’s employment with the Company and for a period of one (1) year following the termination of the Executive’s employment with the Company (by the Company or the Executive for any reason), the Executive shall not, directly or indirectly, anywhere in the United States (or in any other geographic area outside the United States where the Company conducts business at any time during Executive’s employment with the Company):
(a)participate or engage in or own an interest in, directly or indirectly, any individual proprietorship, partnership, corporation, joint venture, trust or other form of business entity, whether as an individual proprietor, partner, joint venturer, officer, director, member, employee, consultant, independent contractor, stockholder, lender, landlord, finder, agent, broker, trustee, or in any manner whatsoever (except for an ownership interest not exceeding 1% of a publicly-traded entity), if such entity or its affiliates is engaged, directly or indirectly, in the Auto Business or any other business of the type and character engaged in or competitive with any business conducted by the Company at any time during the Executive’s employment by the Company on or after the date hereof; provided, however, that, after the termination of the Executive’s employment with the Company, the Company’s Board of Directors (or any duly-authorized committee thereof) shall consider any request from the Executive and may allow the Executive to consult with any business entity on a case-by-case basis with any such determination to be made in the reasonable discretion of the Company’s Board of Directors (or such committee);
(b)employ, or knowingly permit any company or business directly or indirectly controlled by him to employ, any person who was employed by the Company or any subsidiary or affiliate of the Company at or within the prior six (6) months, or in any manner seek to induce any such person to leave his or her employment (including, without limitation, for or on behalf of a subsequent employer of the Executive);
(c)solicit any customers to patronize any business directly or indirectly in competition with the businesses conducted by the Company or any subsidiary or affiliate of the Company at any time during the Executive’s relationship with the Company; or
(d)request or advise any person who is a customer or vendor of the Company or any subsidiary or affiliate of the Company or its successors to withdraw, curtail or cancel any such customer’s or vendor’s business with any such entity.
10.    Confidentiality. The Executive hereby also agrees that, without the prior approval of the Company, he shall not at any time during his employment with the Company and for a period of five (5) years thereafter: (1) give any interviews or speeches, write any books or articles, make any public statements (whether through the press, at automobile trade conferences or meetings or through similar media), or make any disparaging or negative statements: (x) concerning the Company or any of its businesses or reputation or the personal or business reputations of its directors, officers, shareholders or employees, (y) concerning any matter he has participated in while an employee of the Company, or (z) in relation to any matter concerning the Company or any of its businesses occurring after the termination of the Executive’s employment; or (2) in any way impede, disrupt or interfere with the contracts, agreements, understandings, communications or relationships of the Company with any third party.
11.    Acknowledgments of the Parties. The parties agree and acknowledge that the restrictions contained in Sections 9 and 10 are reasonable in scope and duration and are necessary to protect the Company. If any provision of Sections 9 or 10 as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other circumstances or the validity or enforceability of any other provisions of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and/or to delete specific words or phrases and in its reduced form, such provision shall then be enforceable and shall be enforced. The Executive agrees and acknowledges that the breach of Section 9 or 10 will cause irreparable injury to the Company, and upon breach of any provision of such Sections, the Company shall be entitled to injunctive relief, specific performance or other equitable relief, provided, however, that such remedies shall in no way limit any other remedies which the Company may have (including, without limitation, the right to seek monetary damages). Further, the Executive acknowledges that he will continue to abide by any Restrictive Covenants and Confidentiality Agreement entered into between the Executive and the Company.
12.    Permitted Disclosures. Pursuant to 18 U.S.C. § 1833(b), the Executive will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret of the Company that (i) is made (A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to her attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the trade secret to her attorney and use the trade secret information in the court proceeding, if the Executive (i) files any document containing the trade secret under seal, and (ii) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section. Nothing in this Agreement or any other agreement by and between the Company and the Executive shall prohibit or restrict the Executive from (i) voluntarily communicating with an attorney retained by the Executive, (ii) voluntarily communicating with any law enforcement, government agency, including the Securities and Exchange Commission (“SEC”), the Equal Employment Opportunity Commission, a Federal, State or local commission on human rights, or any self-regulatory organization regarding possible violations of law, in each case without advance notice to the Company, (iii) recovering a SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934, or (iv) disclosing any confidential information to a court or other administrative or legislative body in response to a subpoena, court order or written request, provided that the Executive first promptly notifies and provides the Company with the opportunity to seek, and join in its efforts at the sole expense of the Company, to challenge the subpoena or obtain a protective order limiting its disclosure, or other appropriate remedy.
13.    Withholding. The Executive must satisfy any tax or other applicable withholding by having the Company withhold shares of Stock otherwise issuable hereunder.
14.    Governing Law. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.
15.    Severability. The invalidity or enforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
16.    Notices. All notices, requests, demands, claims and other communications by the Executive with respect to this Award shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage prepaid), guaranteed overnight delivery or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage prepaid) or guaranteed overnight delivery, to the following address (or to such other addresses or telecopy numbers which the Company shall designate in writing to the Executive from time to time):
AutoNation, Inc.
200 SW 1st Avenue, Suite 1400
Fort Lauderdale, Florida 33301
Attention: Human Resources
Telecopy: (xxx) xxx-xxxx

with a copy to:
AutoNation, Inc.
200 SW 1st Avenue, Suite 1600
Fort Lauderdale, Florida 33301
Attention: General Counsel
Telecopy: (xxx) xxx-xxxx
17.    Binding Effect. This Agreement shall not constitute a binding obligation of the Company or the Participant unless it is accepted by the Participant. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and to the Executive’s heirs, legatees, distributees and personal representatives. No handmarked or interlineated modifications shall constitute a part of this Agreement.
18.    Conflict with Terms of the Plan. This Award is subject to the terms of the Plan, which provisions are hereby incorporated herein as if fully set forth herein. In the event that any provision of this Agreement conflicts with any provision of the Plan and cannot reasonably be interpreted to be a clarification of such provision of the Plan or an exercise of the authority granted to the Plan’s administrator pursuant to the Plan, the provision of the Plan shall govern and be controlling.
19.    409A. This Agreement is intended to be exempt from, or to the extent subject thereto, comply with, the requirements of Section 409A of the Code, and shall in all respects be administered and interpreted in accordance with such intent. Notwithstanding anything to the contrary in this Agreement, to the extent necessary to avoid the imposition of any individual penalty tax and late interest charges imposed under Section 409A of the Code, such payment shall instead be made on the first business day after the date that is six (6) months following such separation from service (or upon the Executive’s death, if earlier).
20.    Integration. This Agreement supersedes all prior agreements and understandings between the Executive and the Company, its Subsidiaries and its Affiliates relating to the grant of this Award, whether oral or otherwise, provided however that this Agreement shall not supersede any agreement (including any employment agreement) with the Company, its Subsidiaries and its Affiliates or policy of the Company, its Subsidiaries and its Affiliates relating to confidentiality, no-solicitation, no-hire, non-competition, non-disparagement or recoupment of compensation, including but not limited to the Restrictive Covenants and Confidentiality Agreement previously entered into between the Company and the Executive; provided, further, that this Agreement shall not supersede any written employment agreement with the Executive relating to the treatment of this Award upon the Executive’s termination of employment, if applicable.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.
By:
By:    AUTONATION, INC.
Name:
Title:

Schedule 1
Award:
Vesting:

Appendix A

“Cause” shall mean (1) the Executive’s conviction for commission of a felony or other crime; (2) the commission by the Executive of any act against the Company constituting willful misconduct, dishonesty, fraud, theft or embezzlement; (3) the Executive’s failure, inability or refusal to perform any of the material services, duties or responsibilities required of him by the Company, or to materially comply with the policies or procedures established from time to time by the Company, for any reason other than his illness or physical or mental incapacity; (4) the Executive’s dependence, as determined in good faith by the Company, on any addictive substance, including, but not limited to, alcohol or any illegal or narcotic drugs; (5) the destruction of or material damage to Company property caused by the Executive’s willful or grossly negligent conduct; and (6) the willful engaging by the Executive in any other conduct which is demonstrably injurious to the Company or its subsidiaries, monetarily or otherwise. Notwithstanding the foregoing, if the Executive is a party to an employment agreement with the Company, “Cause” with respect to such Executive shall have the meaning set forth therein.

“Disability” means “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.

“Good Reason” means the occurrence (without the Executive’s express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (i) or (v) below, such act or failure to act is corrected prior to the date of termination of the Executive’s employment or service:

(i) the assignment to the Executive of any duties inconsistent with the Executive’s status or a substantial adverse alteration in the nature or status of the Executive’s responsibilities, including, without limitation, if the Executive was an executive officer of a public company, the Executive ceasing to be an executive officer of a public company;

(ii) a reduction by the Company in the Executive’s annual base salary;

(iii) the relocation of the Executive’s principal place of employment by more than 50 miles or the Company’s requiring the Executive to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company’s business to an extent substantially consistent with the Executive’s previous business travel obligations;

(iv) the failure by the Company to pay to the Executive any portion of the Executive’s current compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due; or

(v) the failure by the Company to continue in effect any compensation plan in which the Executive participates which is material to the Executive’s total compensation, including but not limited to the Company’s equity-based long term incentive plans and annual incentive plans, unless a comparable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or an adverse change in the Executive’s participation therein (or in such substitute or alternative plan) either in terms of the amount or timing of payment of benefits provided or the level of the Executive’s participation relative to other participants.

The Executive’s right to terminate the Executive’s employment for Good Reason shall not be affected by the Executive’s incapacity due to physical or mental illness. The Executive’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder; provided, that the Executive provides the Company with a written notice of termination within ninety (90) days following the occurrence of the event constituting Good Reason. In no event shall the Executive have Good Reason to terminate employment unless such act or failure to act has not been cured within thirty (30) days after a notice of termination is delivered by the Executive to the Company.